Exhibit 99.1

QUESTCOR PHARMACEUTICALS REPORTS STRONG FINISH TO 2010

Paid New Acthar Prescriptions for MS Up Approximately 66% Compared to Fourth Quarter 2009

Financial Management Team Completed with Appointment of Michael H. Mulroy as Chief Financial Officer and General Counsel

ANAHEIM, CA – January 10, 2010 — Questcor Pharmaceuticals, Inc. (NASDAQ: QCOR) today reported a strong finish to 2010. The Company estimates that 353 new, paid Acthar prescriptions for the treatment of multiple sclerosis (MS) were filled and shipped during the quarter, up 66% from the year ago period and up 9% from the third quarter of 2010. 1,680 vials and 6,666 vials of the company’s principal drug, H.P. Acthar® Gel, were shipped during the quarter and year ended December 31, 2010. As expected, operating expenses for the fourth quarter are estimated to be several million dollars higher than the third quarter of 2010, reflecting the company’s increased investment in sales and marketing activities for Acthar.

Questcor currently expects to release audited results for the fourth quarter and full year on February 22, 2011.

“Based on an increase in new, paid MS prescriptions late in the fourth quarter, it appears as though our expanded Acthar sales force is generating positive results sooner than we previously expected. This late surge in sales led to a 9% sequential quarterly growth in the number of new, paid MS prescriptions, while new, paid prescriptions for infantile spasms (IS) remained within its historic range,” said Don M. Bailey, President and CEO of Questcor Pharmaceuticals. “In October 2010, Acthar received FDA approval for the treatment of IS. During the August to October time frame, we doubled our sales force to accelerate our MS sales effort and to initiate promotional efforts for IS. The expanded sales force was fully trained and began making both MS and IS sales calls November 1st. Interestingly, in addition to the sooner-than-expected uptick in MS sales, IS sales also increased during December. Our quarterly vial shipments continue to be subject to significant variation due to the size and timing of individual orders from our distributor. and we were pleased to start the first quarter of 2011 with a substantial order on the first business day of January.

“In addition, new, favorable data on the use of Acthar to treat Nephrotic Syndrome (NS) was presented just prior to Thanksgiving and we have nearly completed the formation of a five-person, dedicated sales team to educate nephrologists about Acthar. And, in January, we strengthened our financial management team with the appointment of Michael H. Mulroy, a long-time advisor to Questcor, as Senior Vice President, Chief Financial Officer and General Counsel,” Mr. Bailey added.

Mr. Mulroy, 44, brings significant strategic, financial and legal experience to Questcor. Previously, he was a partner with Stradling Yocca Carlson & Rauth, a leading Southern California law firm, where he represented Questcor and other publicly-traded companies. From 1997 to 2003, Mr. Mulroy was an investment banker at Merrill Lynch and Citigroup, where he advised healthcare companies and other clients across a range of industries in connection with corporate finance and strategic transactions. Mr. Mulroy earned his J.D. degree from the University of California, Los Angeles and his B.A. (Economics) from the University of Chicago. Mr. Mulroy is a member of the State Bar of California and the Orange County Bar Association, Business Section and has been corporate counsel to Questcor since 2005. He will continue to serve as Corporate Secretary of Questcor and as a member of the Board of Directors of privately-held Magtrol, Inc.

“Mike has deep experience in corporate finance, SEC reporting, governance and business development, as well as a strong corporate legal background,” said Mr. Bailey. “In addition to his input on various legal and financial matters over the years, Mike has also led our SEC filing activity. His background, strategic approach to issues, and intimate knowledge of the company made him an ideal candidate to be our CFO. We look forward to his continued contributions.”

Mr. Mulroy will lead a financial management team that includes Kristi Engelke, CPA, Corporate Controller and Kirsten Fereday, Director, Business Analytics and Evaluation. Ms. Engelke joined Questcor in September 2010 after serving nine years as Director of Finance and Corporate Controller of ISTA Pharmaceuticals and has an 18-year career in public and private accounting. Ms. Fereday has worked with Questcor since 2008 and has a 20-year career in financial modeling, business operations, and technology product sales and marketing. She has successfully implemented new systems and processes at Questcor to understand and manage government reimbursement programs.

“During 2010, Kristi and Kirsten made significant contributions to Questcor’s success. Combined with Mike’s expertise and talent, we now have an excellent team to oversee the strong financial position of Questcor and help us manage future growth,” noted Mr. Bailey.

The financial results included in this press release do not reflect a nominal price increase for Acthar, effective January 1, 2011. Additionally, such results are preliminary and subject to change.

About Questcor

Questcor Pharmaceuticals, Inc. is a biopharmaceutical company whose product helps patients with serious, difficult-to-treat medical conditions. Questcor markets H.P. Acthar® Gel (repository corticotropin injection), which is indicated for the treatment of acute exacerbations of multiple sclerosis in adults, and as monotherapy for the treatment of IS in infants and children under 2 years of age. It is also indicated to induce a diuresis or a remission of proteinuria in the nephrotic syndrome without uremia of the idiopathic type or that due to lupus erythematosus, and for the treatment of several other diseases and disorders. Questcor also markets Doral® (quazepam), which is indicated for the treatment of insomnia characterized by difficulty in falling asleep, frequent nocturnal awakenings, and/or early morning awakenings. For more information, please visit www.questcor.com.

Note: Except for the historical information contained herein, this press release contains forward-looking statements that are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described. All such statements have been made pursuant to the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “if,” “should,” “forecasts,” “expects,” “plans,” “appears,” “grows,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of such terms and other comparable terminology. These statements are only predictions. Actual events or results may differ materially. Factors that could cause or contribute to such differences include, but are not limited to, the following:

•	Questcor’s ability to continue to successfully implement its Acthar-centric business strategy, including its expansion in the MS marketplace and other therapeutic areas;

•	FDA approval of and the market introduction of competitive products;

•	Questcor’s ability to operate within an industry that is highly regulated at both the Federal and state level;

•	Regulatory changes or other policy actions by governmental authorities and other third parties as recently adopted U.S. healthcare reform legislation is implemented;

•	The complex nature of Questcor’s manufacturing process and the potential for supply disruptions or other business disruptions;

•	Questcor’s ability to receive high reimbursement levels from third party payers;

•	Questcor’s ability to estimate reserves required for Acthar used by government entities and Medicaid-eligible patients;

•	The inventories carried by Questcor’s distributor – Curascript Specialty Distributor, as well as inventories carried by specialty pharmacies and hospitals;

•	Research and development risks, including risks associated with Questcor’s preliminary work in the area of nephrotic syndrome;

•	The lack of patent protection for Acthar;

•	Volatility in Questcor’s monthly and quarterly Acthar shipments and end-user demand;

•	Questcor’s ability to attract and retain key management personnel;

•	The impact to Questcor’s business caused by economic conditions;

•

Other risks discussed in Questcor’s annual report on Form 10-K for the year ended December 31, 2009, its quarterly report on Form 10-Q for the quarter ended September 30, 2010, and other documents filed with the Securities and Exchange Commission.

You should consider the risk factors and other information contained in these documents in evaluating Questcor’s prospects and future financial performance.

Questcor undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

CONTACT INFORMATION:

Questcor Pharmaceuticals, Inc.

Don Bailey

510-400-0776

dbailey@Questcor.com

EVC Group

Investors	Media

Gregory Gin/Doug Sherk	Janine McCargo

415-896-6820	646-688-0425

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